SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities  Exchange Act of 1934 [(Amendment No.     )]

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Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐ Definitive	Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

THE MALAYSIA FUND, INC.

(Names of Registrant as Specified in Its Charter)

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☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by the registration statement number, or the Form or Schedule and the date of its filing.

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THE MALAYSIA FUND, INC.

c/o Morgan Stanley Investment Management Inc.

1221 Avenue of the Americas

New York, New York 10020

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Our Stockholders:

Notice is hereby given that the Annual Meeting of Stockholders of The Malaysia Fund, Inc. (the “Fund”) will be held on Thursday, June 5, 2003 at 8:20 a.m., at the offices of Morgan Stanley Investment Management Inc., 1221 Avenue of the Americas, 22nd Floor, New York, New York 10020, in Conference Room 1, for the following purposes:

1.  To elect Directors of the Fund.

2.  To consider and act upon a stockholder proposal.

3.  To consider and act upon any other business as may properly come before the Meeting or any adjournment thereof.

Only stockholders of record of the Fund at the close of business on April 10, 2003, the record date for the Meeting, are entitled to notice of, and to vote at, the Meeting or any adjournment thereof.

MARY E. MULLIN

Secretary

Dated: April 21, 2003

If you do not expect to attend the Meeting, please sign and promptly return the enclosed Proxy Card in the enclosed self-addressed envelope or vote by telephone as indicated in the Fund’s Proxy Card. In order to avoid the additional expense to the Fund of further solicitation, we ask your cooperation in mailing in your Proxy Card or voting by telephone promptly.

THE MALAYSIA FUND, INC.

c/o Morgan Stanley Investment Management Inc.

1221 Avenue of the Americas

New York, New York 10020

PROXY STATEMENT

This statement is furnished by the Board of Directors of The Malaysia Fund, Inc. (the “Fund”) in connection with the solicitation of Proxy Cards by the Board of Directors for use at the Annual Meeting of Stockholders (the “Meeting”) to be held on June 5, 2003, at the principal executive office of Morgan Stanley Investment Management Inc. (hereinafter “MSIM” or the “Manager”), 1221 Avenue of the Americas, 22nd Floor, Conference Room 1, New York, New York 10020. It is expected that the Notice of Annual Meeting, Proxy Statement and Proxy Card will first be mailed to stockholders of the Fund on or about April 21, 2003. The purpose of the Meeting and the matters to be acted upon are set forth in the accompanying Notice of Annual Meeting of Stockholders.

If the accompanying Proxy Card is executed properly and returned, shares represented by it will be voted at the Meeting in accordance with the instructions on the Proxy Card. A Proxy may be revoked at any time prior to the time it is voted by written notice to the Secretary of the Fund or by attendance and voting at the Meeting. If no instructions are specified, shares will be voted FOR the election of the nominees for Directors and shares will be voted AGAINST the stockholder proposal set forth in Proposal 2.

The Board has fixed the close of business on April 10, 2003 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Meeting and at any adjournment thereof. On that date, the Fund had 9,698,857 shares of Common Stock outstanding and entitled to vote. Each share will be entitled to one vote at the Meeting.

The expense of solicitation will be borne by the Fund and will include reimbursement to brokerage firms and others for reasonable expenses in forwarding proxy solicitation materials to beneficial owners. The solicitation of Proxy Cards will be largely by mail, but may include, without cost to the Fund, telephonic, telegraphic or oral communications by regular employees of the Manager. The solicitation of Proxy Cards is also expected to include communications by employees of Georgeson Shareholder Communications Inc., a proxy solicitation firm expected to be engaged by the Fund to solicit Proxy Cards by mail or by telephonic, telegraphic or oral communications at a cost not expected to exceed $25,000, plus out-of-pocket expenses.

The Fund will furnish, without charge, a copy of its annual report for its fiscal year ended December 31, 2002 to any stockholder requesting such report. Requests for the annual report should be made in writing to The Malaysia Fund, Inc., c/o J.P. Morgan Investor Services Co., P.O. Box 2798, Boston, Massachusetts 02108-2798, or by calling 1-800-221-6726.

J.P. Morgan Investor Services Co. is an affiliate of the Fund’s administrator, JPMorgan Chase Bank (“JPMorgan Chase”), and provides administrative services to the Fund. The business address of JPMorgan Chase and J.P. Morgan Investor Services Co. is 73 Tremont Street, Boston, Massachusetts 02108-2798.

The Board of Directors of the Fund recommends that you vote “FOR” the election of the nominees as Directors as set forth in Proposal No. 1 of the Notice of Annual Meeting of Stockholders.

The Board of Directors of the Fund unanimously recommends that you vote “AGAINST” Proposal No. 2. The Board of Directors believes that this proposal is not in the best interests of stockholders.

ELECTION OF DIRECTORS

(Proposal No. 1)

It is necessary at this time that stockholders elect Directors to hold office for a term stated below and until their successors are duly elected and qualified. It is the intention of the persons named in the accompanying Proxy Card to vote, on behalf of the stockholders, for the election of Phillip J. Purcell as a Class I Director for a term commencing on July 31, 2003 and expiring in 2005, Charles A. Fiumefreddo, Michael Bozic and Edwin J. Garn as Class II Directors for a term commencing on July 31, 2003 and expiring in 2006 and Wayne E. Hedien, Dr. Manuel H. Johnson and James F. Higgins as Class III Directors for a term commencing on July 31, 2003 and expiring in 2004.

The proposed slate of nominees reflects an effort to consolidate the existing Board of the Fund with the boards of the open-end and closed-end registered investment companies managed by an affiliate of the Manager which are marketed to retail investors (the “Retail Funds”). Among other benefits to the Fund, the current Board of Directors of the Fund believes that the consolidation will provide the opportunity for administrative efficiencies and some cost savings in addition to improving the effectiveness of the Board.

Board Approval of Election of Directors

In order to effect this consolidation, the individual nominees were evaluated and nominated by the Fund’s current Board of Directors. At a meeting held on March 24, 2003, the Board of Directors of the Fund proposed that Charles A. Fiumefreddo, Michael Bozic, Edwin J. Garn, Wayne E. Hedien, Dr. Manuel H. Johnson, James F. Higgins and Phillip J. Purcell, current directors of the Retail Funds, become Directors of the Funds. Each proposal for election of a Director of the Fund made by the Board of Directors of the Fund is subject to the approval of the Fund’s stockholders at the Meeting. The seven nominees listed above will effectively be replacing Ronald E. Robison, Mitchell M. Merin (who was elected at a February 13, 2003 Board Meeting), John D. Barrett II, Vincent R. McLean, Jr., C. Oscar Morong, Jr., Gerard E. Jones, Thomas P. Gerrity and William G. Morton, who have tendered their resignations as Directors of the Fund effective July 31, 2003 (or, if the Fund’s stockholder meeting is not held by then, on such later date as the meeting is held).

Pursuant to the Fund’s By-Laws, the terms of office of the Directors are staggered. The Board of Directors is divided into three classes, designated Class I, Class II and Class III, with each class having a term of three years. Each year the term of one class expires. With respect to the Fund, Class I currently consists of Ronald E. Robison, Michael Nugent, Joseph J. Kearns and Fergus Reid. Class II currently consists of John D. Barrett II, Vincent R. McLean and C. Oscar Morong, Jr.  Class III currently consists of Mitchell M. Merin, Gerard E. Jones, Thomas P. Gerrity and William G. Morton, Jr. If the stockholders of the Fund elect the nominees as Directors, then after the Meeting, effective July 31, 2003, Class I will consist of Phillip J. Purcell, Michael Nugent, Joseph J. Kearns and Fergus Reid, Class II will consist of Charles A. Fiumefreddo, Michael Bozic and Edwin J. Garn and Class III will consist of Wayne E. Hedien, Dr. Manuel H. Johnson and James F. Higgins. The resignations of the applicable Directors and election of the new Directors will be effective July 31, 2003 (or, if the Fund’s stockholder meeting is not held by then, on such later date as the meeting is held). Only Mr. Purcell and the Nominee Directors nominated for election in Classes II and III are being considered for election at the Meeting.

Pursuant to the Fund’s By-Laws, each Director holds office until (i) the expiration of his term and until his successor has been elected and qualified, (ii) his death, (iii) his resignation, (iv) December 31 of the year in which he reaches seventy-two years of age, or (v) his removal as provided by statute or the Fund’s Articles of Incorporation. Each officer of the Fund will hold such office until his or her death or resignation or a successor has been duly elected and qualified.

Board Meetings and Committees

The Board of Directors of the Fund has an Audit Committee. The Audit Committee makes recommendations to the full Board of Directors with respect to the engagement of independent accountants and reviews with the independent accountants the plan and results of the audit engagement and matters having a material effect on the Fund’s financial operations. The Fund has adopted a formal, written Audit Committee Charter. The Audit Committee met two times during the fiscal year ended December 31, 2002.

The members of the Audit Committee are currently Joseph J. Kearns, John D. Barrett II, Vincent R. McLean, C. Oscar Morong, Jr. and Gerard E. Jones, none of whom is an “interested person,” as defined under the Investment Company Act of 1940, as amended (the “1940 Act”), of the Fund (with such disinterested Directors being “Independent Directors” or individually, “Independent Director”), and each of whom is “independent” from the Fund under the listing statements of the New York Stock Exchange, Inc. The current Chairman of the Audit Committee is Joseph J. Kearns.

The Board of Directors also has a Nominating and Compensation Committee. The Nominating and Compensation Committee evaluates and recommends nominees for election to the Fund’s Board of Directors and establishes compensation for Independent Directors. The Fund has adopted a formal written Nominating and Compensation Committee Charter. The members of the Nominating and Compensation Committee are currently Fergus Reid, William G. Morton, Jr., Thomas P. Gerrity and Michael Nugent, each of whom is an Independent Director. The current Chairman of the Nominating and Compensation Committee is Fergus Reid. The Nominating and Compensation Committee did not meet during the fiscal year ending December 31, 2002.

There were four meetings of the Board of Directors of the Fund held during the fiscal year ended December 31, 2002. For the 2002 fiscal year, each current Director attended at least seventy-five percent of the aggregate number of meetings of the Board and of any committee on which he served held during the time such Director was a member of the Board.

Each of the nominees for Director has consented to be named in this Proxy Statement and to serve as a Director of the Fund if elected. The Board of Directors has no reason to believe that any of the nominees named above will become unavailable for election as a Director, but if that should occur before the Meeting, Proxy Cards will be voted for such persons as the Board of Directors may recommend.

Information Regarding Current Directors and Nominee Directors

Certain information regarding the current Directors of the Fund and nominees for election as Directors is set forth on the following pages:

Name, Address and Age	Position with the Fund	Principal Occupations During Past Five Years and Other Directorships	Dollar Range of Equity Securities in the Fund**	Aggregate Dollar Range of Equity Securities in All Funds Overseen or to Be Overseen in Family of Investment Companies**(2)	Number of Portfolios in Fund Complex Overseen by Director
Current Interested Directors
Mitchell M. Merin*(1) 1221 Avenue of the Americas New York, NY 10020 (49)	Class III Director and Chairman of the Board for the Fund since 2003

President, Chief Operating Officer and Director of MSIM; President, Director and Chief Executive Officer of Morgan Stanley Investment Advisors Inc. and Morgan Stanley Services Company Inc.; Chairman, Chief Executive Officer and Director of Morgan Stanley Distributors Inc.; Chairman and Director of Morgan Stanley Trust; Director of various Morgan Stanley subsidiaries; President and Chief Executive Officer of the Retail Funds and TCW/DW Term Trust 2003; Trustee, President and Chief Executive Officer of the Van Kampen open-end funds; President and Chief Executive Officer of the Van Kampen closed-end funds; Director or Trustee of various U.S. registered investment companies managed by MSIM; Formerly, Chief Strategic Officer of Morgan Stanley Investment Advisors Inc. and Morgan Stanley Services Company Inc., Executive Vice President of Morgan Stanley Distributors Inc., Vice President of the Retail Funds and Executive Vice President of Morgan Stanley.

			None	None	91

Name, Address and Age	Position with the Fund	Principal Occupations During Past Five Years and Other Directorships	Dollar Range of Equity Securities in the Fund**	Aggregate Dollar Range of Equity Securities in All Funds Overseen or to Be Overseen in Family of Investment Companies**(2)	Number of Portfolios in Fund Complex Overseen by Director
Current Interested Directors
Ronald E. Robison*(1) 1221 Avenue of the Americas New York, NY 10020 (64)	Class I Director of the Fund since 2001

Chief Global Operations Officer and Managing Director of MSIM; Managing Director of Morgan Stanley & Co. Incorporated; Managing Director of Morgan Stanley; Managing Director and Director of Morgan Stanley Investment Advisors Inc. and Morgan Stanley Services Company Inc.; President, Chief Executive Officer and Director of Morgan Stanley Trust; Director or Trustee and President of various U.S. registered investment companies managed by MSIM; Vice President of the Retail Funds; Formerly, Managing Director and Chief Operating Officer of TCW Funds Management and Managing Director of Trust Company of the West.

			None	None	94

Interested Nominees
Charles A. Fiumefreddo*† c/o Morgan Stanley Trust Harborside Financial Center Plaza Two Jersey City, NJ 07311 (69)	Nominee for Class II Director of the Fund	Chairman and Director or Trustee of the Retail Funds and the TCW/DW Term Trust 2003; Formerly, Chairman, Chief Executive Officer and Director of Morgan Stanley Investment Advisors Inc., Morgan Stanley Distributors Inc. and Morgan Stanley Services Company Inc., Executive Vice President and Director of Morgan Stanley Dean Witter, Chairman and Director of Morgan Stanley Trust and Director and/or officer of various Morgan Stanley subsidiaries and Chief Executive Officer of the Retail Funds and the TCW/DW Term Trusts.	None	None	214

Name, Address and Age	Position with the Fund	Principal Occupations During Past Five Years and Other Directorships	Dollar Range of Equity Securities in the Fund**	Aggregate Dollar Range of Equity Securities in All Funds Overseen or to Be Overseen in Family of Investment Companies**(2)	Number of Portfolios in Fund Complex Overseen by Director
Interested Nominees
James F. Higgins*† c/o Morgan Stanley Trust Harborside Financial Center Plaza Two Jersey City, NJ 07311 (55)	Nominee for Class III Director of the Fund	Senior Advisor to Morgan Stanley; Director of Morgan Stanley Distributors Inc. and Dean Witter Realty Inc.; Director of AXA Financial, Inc. and The Equitable Life Assurance Society of the United States (financial services); Director or Trustee of the Retail Funds and the TCW/DW Term Trust 2003; Formerly, President and Chief Operating Officer of the Private Client Group of Morgan Stanley and President and Chief Operating Officer of Individual Securities of Morgan Stanley.	None	None	214

Phillip J. Purcell*† 1585 Broadway New York, NY 10036 (59)	Nominee for Class I Director of the Fund	Chairman of the Board of Directors and Chief Executive Officer of Morgan Stanley and Morgan Stanley Dean Witter Inc.; Director of Morgan Stanley Distributors Inc.; Director and/or officer of various Morgan Stanley subsidiaries; Chairman of the Board of Directors and Chief Executive Officer of Novus Credit Services Inc.; Director of American Airlines, Inc. and its parent company, AMR Corporation; Director or Trustee of the Retail Funds and the TCW/DW Term Trust 2003.	None	None	214

*	“Interested person” of the Fund within the meaning of the 1940 Act. Mr. Purcell is Chairman and Chief Executive Officer of Morgan Stanley, of which the Manager is a subsidiary, and Messrs. Merin and Robison are officers of the Manager. Mr. Fiumefreddo is the former Chairman, Chief Executive Officer and Director of Morgan Stanley Investment Advisors Inc., which is the investment adviser of the Retail Funds and affiliated with the Manager. Mr. Higgins is Senior Advisor to Morgan Stanley, of which the Manager is a subsidiary.
†	Nominee for election as a Director of the Fund at the Meeting.
(1)	Messrs. Merin and Robison each have tendered their resignations as Directors effective July 31, 2003 (or, if the Fund’s stockholder meeting is not held by then, on such later date as the meeting is held).
**	This information has been furnished by each Director and nominee. The dollar values in this table are based upon the market price of the Fund’s shares as of April 10, 2003.
(2)	The term “Family of Investment Companies” refers to certain registered investment companies, including the Fund, which are advised by the Manager or share the same principal underwriter and are held out to investors as related companies for purposes of investment and investor services.

Name, Address and Age	Position with the Fund	Principal Occupations During Past Five Years and Other Directorships	Dollar Range of Equity Securities in the Fund**	Aggregate Dollar Range of Equity Securities in All Funds Overseen or to Be Overseen in Family of Investment Companies**(2)	Number of Portfolios in Fund Complex Overseen by Director
Current Independent Directors
John D. Barrett II(1) Barrett Associates, Inc. 565 Fifth Avenue New York, NY 10017 (67)	Class II Director of the Fund since 2000	CEO and Chairman of the Board of Directors of Barrett Associates, Inc. (investment counseling); Director of the Ashforth Company (real estate); Chairman of the Barrett Growth Fund; Limited Partner, Barrett Growth Partners, LP; Limited Partner, Long Meadow Holdings, LP; Director or Trustee of various U.S. registered investment companies managed by MSIM.	None	Over $100,000	91

Thomas P. Gerrity(1) Wharton School University of Pennsylvania Philadelphia, PA 19104-6370 (61)	Class III Director of the Fund since 2001

Professor of Management at the Wharton School of Business, University of Pennsylvania; Director of Sunoco (oil refining), Fannie Mae (mortgage finance), CVS Corporation (retail pharmacy), Internet Capital Group and Knight-Ridder, Inc. (newspapers); Director or Trustee of various U.S. registered investment companies managed by MSIM; Formerly, Dean of Wharton School of Business, University of Pennsylvania, and Director of Reliance Group Holdings (insurance), IKON Office Solutions, Inc. (office equipment), Fiserv (financial services), Investor Force Holdings, Inc. (institutional investment information services), Digital Equipment Corporation (computer equipment), ICG Commerce, Inc. (internet commerce) and Union Carbide Corporation (chemicals).

			None	$10,001-$50,000	91

Name, Address and Age	Position with the Fund	Principal Occupations During Past Five Years and Other Directorships	Dollar Range of Equity Securities in the Fund**	Aggregate Dollar Range of Equity Securities in All Funds Overseen or to Be Overseen in Family of Investment Companies**(2)	Number of Portfolios in Fund Complex Overseen by Director
Current Independent Directors
Gerard E. Jones(1) Shipman & Goodwin, LLP 43 Arch Street Greenwich, CT 06830 (66)	Class III Director of the Fund since 2000	Of Counsel, Shipman & Goodwin, LLP (law firm); Director of Tractor Supply Company, Tiffany Foundation and Fairfield County Foundation; Director or Trustee of various U.S. registered investment companies managed by MSIM.	None	Over $100,000	93

Joseph J. Kearns PMB 754 23852 Pacific Coast Highway Malibu, CA 90625 (60)	Class I Director of the Fund since 2001	President, Kearns & Associates LLC (investment consulting); Director of Electro Rent Corporation (equipment leasing), The Ford Family Foundation and UCLA Foundation; Director or Trustee of various U.S. registered investment companies managed by MSIM; Formerly, Chief Financial Officer of The J. Paul Getty Trust.	None	$10,001-$50,000	215

Vincent R. McLean(1) 702 Shackamaxon Dr. Westfield, NJ 07090 (71)	Class II Director of the Fund since 2001	Director of Legal and General America, Inc. (insurance), Banner Life Insurance Co. and William Penn Life Insurance Company of New York; Director or Trustee of various U.S. registered investment companies managed by MSIM; Formerly, Executive Vice President, Chief Financial Officer, Director and Member of the Executive Committee of Sperry Corporation (now part of UNISYS Corporation) (computers).	None	$1-$10,000	91

Name, Address and Age	Position with the Fund	Principal Occupations During Past Five Years and Other Directorships	Dollar Range of Equity Securities in the Fund**	Aggregate Dollar Range of Equity Securities in All Funds Overseen or to Be Overseen in Family of Investment Companies**(2)	Number of Portfolios in Fund Complex Overseen by Director
Current Independent Directors
C. Oscar Morong, Jr.(1) 1385 Outlook Drive West Mountainside, NJ 07092 (67)	Class II Director of the Fund since 2001	Managing Director of Morong Capital Management; Trustee of the mutual funds in the Smith Barney CitiFunds fund complex; Director or Trustee of various U.S. registered investment companies managed by MSIM; Formerly, Senior Vice President and Investment Manager for CREF, TIAA-CREF Investment Management, Inc. and Director of the Indonesia Fund, the Landmark Funds and Ministers and Missionaries Benefit Board of American Baptist Churches.	None	$10,001-$50,000	91

William G. Morton, Jr.(1) 100 Franklin Street Boston, MA 02110 (65)	Class III Director since 1994	Director of RadioShack Corporation (electronics); Director or Trustee of various U.S. registered investment companies managed by MSIM; Formerly, Chairman and Chief Executive Officer of Boston Stock Exchange.	$1-$10,000	$50,001-$100,000	91

Michael Nugent Triumph Capital 445 Park Avenue New York, NY 10022 (66)	Class I Director of the Fund since 2001	General Partner, Triumph Capital, a private investment partnership; Chairman of the Insurance Committee and Director or Trustee of the Retail Funds; Director or Trustee of various U.S. registered investment companies managed by MSIM; Director of various business organizations; Formerly, Vice President of Bankers Trust Company and BT Capital Corporation.	None	Over $100,000	214

Name, Address and Age	Position with the Fund	Principal Occupations During Past Five Years and Other Directorships	Dollar Range of Equity Securities in the Fund**	Aggregate Dollar Range of Equity Securities in All Funds Overseen or to Be Overseen in Family of Investment Companies**(2)	Number of Portfolios in Fund Complex Overseen by Director
Current Independent Directors
Fergus Reid 85 Charles Colman Boulevard Pawling, NY 12564 (70)	Class I Director of the Fund since 2000	Chairman and Chief Executive Officer of Lumelite Plastics Corporation; Trustee and Director of certain investment companies in the J.P. Morgan Funds complex managed by J.P. Morgan Investment Management Inc.; Director of various U.S. registered investment companies managed by MSIM.	None	Over $100,000	216

Independent Nominees
Michael Bozic† c/o Mayer, Brown, Rowe & Maw 1675 Broadway New York, NY 10019 (62)	Nominee for Class II Director of the Fund	Retired; Director of Weirton Steel Corporation; Director or Trustee of the Retail Funds and the TCW/DW Term Trusts; Formerly, Vice Chairman of Kmart Corporation, Chairman and Chief Executive Officer of Levitz Furniture Corporation, President and Chief Executive Officer of Hills Department Stores and Chairman, Chief Executive Officer, President and Chief Operating Officer of the Sears Merchandise Group of Sears, Roebuck & Co.	None	None	214

Edwin J. Garn† c/o Summit Ventures LLC 1 Utah Center 201 S. Main Street Salt Lake City, UT 84111 (70)	Nominee for Class II Director of the Fund

Director of Franklin Covey (time management systems), BMW Bank of North America, Inc. (industrial loan corporation), United Space Alliance (joint venture between Lockheed Martin and The Boeing Company) and Nuskin Asia Pacific (multilevel marketing); Member of the boards of various civic and charitable organizations; Director or Trustee of the Retail Funds and the TCW/DW Term Trust 2003; Formerly, United States Senator (R-Utah), Chairman, Senate Banking Committee, Mayor of Salt Lake City, Utah, Astronaut, Space Shuttle Discovery, Vice Chairman, Huntsman Corporation (chemical company) and Member of the Utah Regional Advisory Board of Pacific Corp.

			None	None	214

Name, Address and Age	Position with the Fund	Principal Occupations During Past Five Years and Other Directorships	Dollar Range of Equity Securities in the Fund**	Aggregate Dollar Range of Equity Securities in All Funds Overseen or to Be Overseen in Family of Investment Companies**(2)	Number of Portfolios in Fund Complex Overseen by Director
Independent Nominees
Wayne E. Hedien† c/o Mayer, Brown, Rowe & Maw 1675 Broadway New York, NY 10019 (68)	Nominee for Class III Director of the Fund	Retired; Director of the PMI Group Inc. (private mortgage insurance); Trustee and Vice Chairman of the Field Museum of Natural History; Director of various other business and charitable organizations; Director or Trustee of the Retail Funds and the TCW/DW Term Trust 2003; Formerly associated with the Allstate Companies, most recently as Chairman of The Allstate Corporation and Chairman and Chief Executive Officer of its wholly-owned subsidiary, Allstate Insurance Company.	None	None	214

Dr. Manuel H. Johnson† c/o Johnson Smick International, Inc. 2099 Pennsylvania Avenue N.W. Suite 950 Washington, DC 20006 (54)	Nominee for Class III Director of the Fund	Senior Partner, Johnson Smick International, Inc. (consulting firm); Co-Chairman and a founder of the Group of Seven Council (G7C), an international economic commission; Director of NVR, Inc. (home construction); Chairman and Trustee of the Financial Accounting Foundation (oversight organization of the Financial Accounting Standards Board); Director or Trustee and Chairman of the Audit Committee of the Retail Funds and the TCW/DW Term Trust 2003; Formerly, Vice Chairman of the Board of Governors of the Federal Reserve System and Assistant Secretary of the U.S. Treasury.	None	None	214

†	Nominee for election as a Director of the Fund at the Meeting.
(1)	Messrs. Barrett, Gerrity, Jones, McLean, Morong and Morton each have tendered their resignations as Directors effective July 31, 2003 (or, if the Fund’s stockholder meeting is not held by then, on such later date as the meeting is held).
**	This information has been furnished by each Director and nominee. The dollar values in this table are based upon the market price of the Fund’s shares as of April 10, 2003.
(2)	The term “Family of Investment Companies” refers to certain registered investment companies, including the Fund, which are advised by the Manager or share the same principal underwriter and are held out to investors as related companies for purposes of investment and investor services.

Certain information regarding the officers of the Fund is set forth below:

Name, Address and Age	Position with the Funds	Principal Occupations During Past Five Years
Ronald E. Robison* 1221 Avenue of the Americas New York, NY 10020 (64)	President of the Fund since 2001

Chief Global Operations Officer and Managing Director of MSIM; Managing Director of Morgan Stanley & Co. Incorporated; Managing Director of Morgan Stanley; Managing Director and Director of Morgan Stanley Investment Advisors Inc. and Morgan Stanley Services Company Inc.; President, Chief Executive Officer and Director of Morgan Stanley Trust; Director or Trustee and President of various U.S. registered investment companies managed by MSIM; Vice President of the Retail Funds; Formerly, Managing Director and Chief Operating Officer of TCW Funds Management and Managing Director of Trust Company of the West.

Stefanie V. Chang* 1221 Avenue of the Americas New York, NY 10020 (36)	Vice President of the Fund since 1997

Executive Director of Morgan Stanley & Co. Incorporated and MSIM; Officer of various U.S. registered investment companies managed by MSIM; Assistant Secretary of the Retail Funds and Secretary of various U.S. registered investment companies managed by Van Kampen Investment Advisory Corp. and Van Kampen Asset Management Inc.; Previously practiced law with the New York law firm of Clifford Chance US LLP (formerly Rogers & Wells).

Lorraine Truten* 1221 Avenue of the Americas New York, NY 10020 (41)	Vice President of the Fund since 2001	Executive Director of MSIM; President of Morgan Stanley Distribution, Inc.; Officer of various U.S. registered investment companies managed by MSIM.

Mary E. Mullin* 1221 Avenue of the Americas New York, NY 10020 (36)	Secretary of the Fund since 1999

Vice President of Morgan Stanley & Co. Incorporated and MSIM; Officer of various U.S. registered investment companies managed by MSIM; Previously practiced law with the New York law firms of McDermott, Will & Emery and Skadden, Arps, Slate, Meagher & Flom LLP.

James W. Garrett* 1221 Avenue of the Americas New York, NY 10020 (34)	Treasurer of the Fund since 2002

Executive Director of Morgan Stanley & Co. Incorporated and MSIM; Officer of various U.S. registered investment companies managed by MSIM; Previously with PriceWaterhouseCoopers LLP (formerly PriceWaterhouse LLP).

Michael Leary 73 Tremont Street Boston, MA 02108 (37)	Assistant Treasurer of the Fund since 2003

Vice President and Senior Manager of Fund Administration and Compliance of J.P. Morgan Investor Services Co.; Officer of various U.S. registered investment companies managed by MSIM; Formerly with Ernst & Young LLP.

*	“Interested person” of the Fund within the meaning of the 1940 Act. Mr. Robison, Mr. Garrett, Ms. Chang, Ms. Truten and Ms. Mullin are officers of the Manager.

Based on information furnished by each Independent Director as of April 10, 2003, neither any Independent Director nor any immediate family member of any Independent Director owned any securities of the Manager or its affiliates as of such date.

Compensation of Directors and Officers

Certain of the Independent Directors have entered into a deferred fee arrangement (the “Fee Arrangement”) with the Fund, pursuant to which such Director may defer to a later date the receipt of the Director’s fees. The deferred fees owed by the Fund are credited to a bookkeeping account maintained by the Fund on behalf of such Director and accrue income from and after the date of credit in an amount equal to the amount that would have been earned had such fees (and all income earned thereon) been invested and reinvested either (i) in shares of the Fund or (ii) at a rate equal to the prevailing rate applicable to 90-day United States Treasury Bills at the beginning of each calendar quarter for which this rate is in effect, whichever method is elected by the Director.

Under the Fee Arrangement, deferred Director’s fees (including the return accrued thereon) will become payable by the Fund in cash upon such Director’s resignation from the Board of Directors of the Fund in a lump sum or in generally equal annual installments over a period of five years (unless the Fund has agreed to a longer or shorter payment period) beginning on the first day of the year following the year in which such Director’s resignation occurred. In the event of a Director’s death, remaining amounts payable to him under the Fee Arrangement will thereafter be payable to his designated beneficiary; in all other events, a Director’s right to receive payments is non-transferable. Under the Fee Arrangement, the Board of Directors of the Fund, in its sole discretion, has reserved the right, at the request of a Director or otherwise, to accelerate or extend the payment of amounts in the deferred fee account at any time after the termination of such Director’s service as a director. In addition, in the event of liquidation, dissolution or winding up of the Fund or the distribution of all or substantially all of the Fund’s assets and property to its stockholders (other than in connection with a reorganization or merger into another fund advised by MSIM), all unpaid amounts in the deferred fee account maintained by the Fund will be paid in a lump sum to the Directors participating in the Fee Arrangement on the effective date thereof.

Set forth below are tables showing the aggregate compensation paid by the Fund to each of its Directors, as well as the total compensation paid to each Director of the Fund by the Fund and by other U.S. registered investment companies advised by MSIM or its affiliates (collectively, the “Fund Complex”) for their services as Directors of such investment companies for the fiscal year ended 2002 for each fund in the Fund Complex. In all cases, there were no pension or retirement benefits accrued as part of the Fund’s expenses.

Name of Current Directors	Aggregate Compensation from Fund	Total Compensation from Fund and Fund Complex Paid to Directors(2)(3)
Interested Directors
Merin(1)	None	None
Robison(1)	None	None

Independent Directors
Barrett	$116	$90,000
Gerrity	114	89,000
Jones	118	93,500
Kearns(3)	124	95,000
McLean(3)	116	90,000
Morong(3)	116	90,000
Morton	114	90,000
Nugent(4)	116	296,475
Reid(3)	124	95,500

(1)	“Interested person” of the Fund within the meaning of the 1940 Act.
(2)	Amounts shown in this column also include amounts received by each Director for service on the Boards of several other funds affiliated with the Fund, which are part of the Fund Complex, a portion of which will be paid in 2003.
(3)	Amounts shown in this table include certain amounts deferred by Messrs. Kearns, McLean, Morong and Reid, in each case pursuant to the Fee Arrangement described above. For the amounts deferred by Messrs. Kearns, McLean, Morong and Reid, please refer to the table on page 14 of this joint proxy statement.
(4)	Michael Nugent is a participant in a retirement program adopted by certain of the Retail Funds (the “Adopting Funds”) pursuant to which he is entitled to retirement payments upon reaching the eligible retirement age. Annual payments are based on his length of service. As of the calendar year ended December 31, 2002, retirement benefits accrued by the Adopting Funds and his estimated benefit upon retirement from all Adopting Funds were $32,362 and $62,646, respectively.

Name of Nominees	Aggregate Compensation from Fund	Total Compensation from Fund and Fund Complex Paid to Nominees(2)
Nominees for Interested Director
Fiumefreddo(1)	None	$360,000
Higgins(1)	None	None
Purcell(1)	None	None

Nominees for Independent Director
Bozic	None	$159,650
Garn	None	159,650
Hedien	None	158,950
Johnson	None	226,063

(1)	“Interested person” of the Fund within the meaning of the 1940 Act. Mr. Fiumefreddo receives an annual fee for his services as Chairman of the Boards of the Retail Funds and for administrative services provided to the Boards of the Retail Funds.
(2)	Amounts shown in this column also include amounts received by each nominee for service on the Boards of several other funds affiliated with the Fund, which are part of the Fund Complex.

The following table sets forth information regarding amounts deferred by certain Directors of their aggregate compensation from the Fund and the Fund Complex, in each case pursuant to the Fee Arrangement described above.

Name of Directors	Total Deferred Compensation from Fund	Total Deferred Compensation from Fund and Fund Complex
Kearns	$124	$92,000
McLean	116	87,000
Morong	116	87,000
Reid	None	88,632

The election of the nominees for election as Directors of the Fund requires the affirmative vote of a majority of the votes cast at a meeting at which a quorum is present. Under the Fund’s By-Laws, the presence in person or by proxy of stockholders entitled to cast a majority of the votes entitled to be cast thereat will constitute a quorum. For this purpose, abstentions and broker non-votes (that is, proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owner or other persons entitled to vote shares on a particular proposal with respect to which the brokers or nominees do not have discretionary power) will be counted in determining whether a quorum is present at the Meeting, but will not be counted as votes cast at the Meeting.

The Board of Directors of the Fund recommends that you vote “FOR” the election of the nominees as Directors.

STOCKHOLDER PROPOSAL

(Proposal No. 2)

A stockholder of the Fund, Walter Baer (the “Proponent”), has submitted a proposal, Proposal No. 2, set forth below for inclusion in this Proxy Statement for consideration by stockholders of the Fund. The Proponent has provided evidence to the Fund of beneficial ownership of 1,500 shares of common stock of the Fund. The Fund will provide the address of the Proponent to any person who so requests such information by written or oral request to the Fund, c/o Morgan Stanley Investment Management Inc., 1221 Avenue of the Americas, New York, New York 10020, or by calling (888) 378-1568.

The Fund’s Board of Directors recommends that the stockholders vote AGAINST the stockholder’s proposal, Proposal No. 2. The reasons for the Board of Directors’ recommendation are set forth below the stockholder’s supporting statement.

Proposal

RESOLVED, that shareholders of The Malaysia Fund, Inc. (the “Fund”) ask the Board of Directors to promptly take the steps necessary to liquidate the Fund or otherwise enable shareholders to realize net asset value (NAV) for their shares.

Supporting Statement

The long term performance of our Fund has been disappointing, to say the least. Over the past five years ending September 30, 2002, share market value has fallen by more than 60 percent, while net asset value has lagged its benchmark index by a substantial margin. Moreover, shares persistently trade at a high discount from NAV. As of December 13, 2002, the discount was 23 percent – one of the highest of all country or regional funds, and leaving more than $10 million in value unavailable to shareholders.

I believe that there is no longer a need or rationale for continuing our Fund as a small, single country, closed-end fund selling at a large discount from NAV. The closed-end structure may have been appropriate 15 years ago when the Fund began operation and few alternatives existed for investing in Malaysia, but that is no longer true today. As two examples, investors now can readily gain exposure to Malaysian equities by buying shares of the open-end Morgan Stanley Institutional Fund Emerging Markets Portfolio or the iShares MSCI-Malaysia Exchange-Traded Fund.

This proposal asks the Board of Directors of our Fund to approve and promptly submit to shareholders a plan to liquidate the Fund or otherwise enable shareholders to realize NAV – for example, by merging the Fund into the open-end Morgan Stanley Institutional Fund Emerging Markets Portfolio. Such action will bring immediate gains to shareholders and permit us, if we wish, to reinvest in Malaysian equities without the deadweight loss of value resulting from our Fund’s high discount.

Your Board of Directors Urges You to Vote AGAINST the Stockholder’s Proposal for the Reasons Discussed Below.

The Board of Directors has consistently considered alternatives for reducing the Fund’s discount, and has taken numerous actions towards that end over the years. In an attempt to address the discount and enhance stockholder value, on July 15, 2002, the Fund commenced an open market repurchase program (the “Program”) of outstanding shares of the Fund’s common stock. Since the inception of the Program, 39,160 shares, representing 0.40% of the Fund’s outstanding shares when the Program commenced, have been repurchased through April 10, 2003. The repurchase of shares pursuant to the Program may help to reduce the Fund’s discount.

Your Board of Directors has been and continues to be concerned about market prices of shares of the Fund relative to their net asset value and has reviewed and plans to continue to review actions that might reasonably be expected to reduce or eliminate the discounts at which shares have been trading and that would not have significant adverse consequences to long-term investors in the Fund. As of April 10, 2003, the discount at which the Fund’s shares trade from net asset value was 16.44%, as compared to 17.20% as of December 31, 2002.

Liquidation is an extraordinary action that should only be considered in the extreme circumstances where the objective of the Fund is no longer capable of being achieved. Liquidation would eliminate the vehicle chosen by current stockholders for long-term investment in Malaysia, and could subject them to applicable Federal, state and local income taxes on the difference between the proceeds of liquidation and their tax bases in shares of the Fund just as if they had voluntarily sold their shares. These consequences are unwarranted, and are not, in the Board’s view, in the best overall interest of the Fund’s stockholders.

The investment objective of the Fund is long-term capital appreciation through investment primarily in equity securities of Malaysian companies, and the Board of Directors believes that the Fund has achieved and is continuing to achieve that objective. Recent performance of the Fund does not justify the extreme measure of liquidation. For example, for the one-year and three-year periods ended December 31, 2002, the Fund outperformed its benchmark market index (which is the Kuala Lumpur Stock Exchange Composite Index, a broad based capitalization weighted index of 100 stocks listed on the exchange), with the Fund having a total return (measured in net asset value per share) of –3.89% and –2.13%, respectively, compared to –7.15% and –7.34 for its benchmark, respectively. Even more important, however, would be the unjustifiable step of permitting certain stockholders who wish to enhance near-term realization on sale of their shares to force stockholders who have chosen the Fund as a vehicle to achieve long-term professional management of their investments in Malaysia to liquidate their investments at a time not of their choosing and with the adverse tax consequences discussed above. Following receipt of Proposal No. 2, the Board of Directors, at its meeting in February 2003, gave careful consideration to the proposal and the supporting statement and determined for the fundamental reasons discussed above not to approve liquidation of the Fund and to recommend strongly that stockholders vote against the proposal.

Accordingly, your Board of Directors unanimously agrees that this proposal is not in the best interests of stockholders of the Fund. Your Board of Directors unanimously recommends that the stockholders vote AGAINST Proposal No. 2.

Voting Information

As the Proponent’s proposal is presented as a recommendation to the Board of Directors of the Fund, there is no law or regulation that requires the Board of Directors to act upon the proposal, regardless of the vote cast in favor of such proposal. Rather, in considering whether or not to take any action to liquidate the Fund, the Board of Directors will give the recommendation set forth in the proposal such weight as it believes appropriate based on the voting of stockholders for the proposal. In general, it is unlikely that the Board of Directors will accord the proposal any significant weight unless it is approved by the holders of a substantial majority of the Fund’s outstanding shares.

Under the rules of the New York Stock Exchange, while brokers are permitted to submit on behalf of their customers proxies with respect to the election of the Fund’s directors whether or not the brokers receive instructions from their customers regarding how to vote, brokers are not permitted to submit proxies with respect to the Proponent’s proposal unless the brokers have received instructions from the customers holding shares of the Fund as to how to vote on that proposal. As a result, while there may be a quorum for the meeting as a result of votes submitted by brokers on behalf of their customers for the election of directors, it is likely, based on past experience, that the holders of less than a majority of the outstanding shares of the Fund will vote on the Proponent’s proposal because many stockholders will have failed to instruct their brokers on how to vote on that proposal. Proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owner or other persons entitled to vote shares on the Proponent’s proposal will accordingly not be voted with respect to the Proponent’s proposal.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

To the knowledge of the Fund’s management, the following persons owned beneficially more than 5% of the Fund’s outstanding shares at April 10, 2003:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
President and Fellows of Harvard College c/o Harvard Management Company, Inc. 600 Atlantic Avenue Boston, Massachusetts 02210	1,407,551 shares with sole voting power and sole dispositive power (1)	14.5%

(1)	Based on a Schedule 13G / A filed with the Commission on February 12, 2003.

AUDIT COMMITTEE REPORT AND AUDITOR FEES

Report of the Audit Committee

At a meeting held on February 13, 2003, the Board of Directors of the Fund, including a majority of the Directors who are not “interested persons,” as defined under the 1940 Act, of the Fund acting on the recommendation of the Audit Committee of the Fund, selected Ernst & Young LLP to act as independent accountants for the Fund for the fiscal year ending December 31, 2003. The Audit Committee has received the written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board No. 1 and has discussed with Ernst & Young LLP their independence with respect to the Fund. The Fund knows of no direct financial or material indirect financial interest of Ernst & Young LLP in the Fund.

The Fund’s financial statements for the fiscal year ended December 31, 2002 were audited by Ernst & Young LLP. The Audit Committee has reviewed and discussed the audited financial statements of the Fund with management of the Fund. The Audit Committee has further discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards No. 61. Based on the foregoing review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements for the fiscal year ended December 31, 2002 be included in the Fund’s most recent annual report.

Joseph J. Kearns, Chairman of the Audit Committee

John D. Barrett II, Member of the Audit Committee

Gerard E. Jones, Member of the Audit Committee

Vincent R. McLean, Member of the Audit Committee

C. Oscar Morong, Jr., Member of the Audit Committee

Audit Fees

The aggregate fees paid to Ernst & Young LLP in connection with the annual audit of the Fund’s financial statements for the fiscal year ended December 31, 2002 were $33,500.

Audit-Related Fees

There were no fees paid by the Fund to Ernst & Young LLP related to the annual audit of the Fund’s financial statements for the fiscal year ended December 31, 2002.

Tax Fees

The aggregate fees paid to Ernst & Young LLP in connection with tax compliance, tax advice and tax planning for the Fund for the fiscal year ended December 31, 2002 were $2,500, which represents fees paid for the review of the Federal, state and local tax returns for the Fund.

All Other Fees

There were no fees paid by the Fund to Ernst & Young LLP for all other products and services not set forth above for the Fund for the fiscal year ended December 31, 2002.

Aggregate Non-Audit Fees paid by the Manager and Affiliated Entities

The aggregate fees billed for professional services rendered by Ernst & Young LLP for all other services provided to the Manager and to any entities controlling, controlled by or under common control with the Manager for the fiscal year ended December 31, 2002 amounted to $774,000. Such services for the 2002 fiscal year included: (i) audit-related fees of $98,000 for the issuance of a report under Statement on Accounting Standards No. 70 titled “Reports on the Processing of Transactions by Service Organizations” and (ii) all other fees of $676,000 related to services such as performance attestation, operational control reviews and the provision of educational seminars.

The Audit Committee of the Fund has considered whether the provision of non-audit services and the provision of services to affiliates of the Manager is compatible with maintaining the independence of Ernst & Young LLP.

OTHER MATTERS

No business other than as set forth herein is expected to come before the Meeting, but should any other matter requiring a vote of stockholders arise, including any question as to an adjournment of the Meeting, the persons named in the enclosed Proxy Card will vote thereon according to their best judgment in the interests of the Fund.

STOCKHOLDER PROPOSALS FOR 2004 ANNUAL MEETING

A stockholder’s proposal intended to be presented at the Fund’s Annual Meeting of Stockholders in 2004 must be received by the Fund on or before January 1, 2004 in order to be included in the Fund’s proxy statement and Proxy Card relating to that meeting. Any stockholder who desires to bring a proposal at the Fund’s Annual Meeting of Stockholders in 2004, without including such proposal in the Fund’s proxy statement, must deliver written notice thereof to the Secretary of the Fund not before March 8, 2004 and not later than April 7, 2004, in the manner and form required by the Fund’s By-Laws. The Fund will furnish, without charge, a copy of its By-Laws to any stockholder of the Fund requesting such By-Laws. Requests for the Fund’s By-Laws should be made in writing to the Fund, c/o Morgan Stanley Investment Management Inc., 1221 Avenue of the Americas, New York, New York 10020.

MARY E. MULLIN

Secretary

Dated: April 21, 2003

Stockholders who do not expect to be present at the Meeting and who wish to have their shares voted are requested to date and sign the enclosed Proxy Card and return it in the enclosed envelope, no postage is required if mailed in the United States, or vote by telephone as instructed in each Fund’s Proxy Card.

PROXY CARD

THE MALAYSIA FUND, INC.

C/O MORGAN STANLEY INVESTMENT MANAGEMENT INC.

1221 AVENUE OF THE AMERICAS

NEW YORK, NEW YORK 10020

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby constitutes and appoints RONALD E. ROBISON, STEFANIE V. CHANG and MARY E. MULLIN, and each of them, as proxies for the undersigned, with full power of substitution and resubstitution, and hereby authorizes said proxies, and each of them, to represent and vote, as designated on the reverse side, all stock of the above Fund held of record by the undersigned on April 10, 2003 at the Annual Meeting of Stockholders to be held on June 5, 2003, and at any adjournment thereof. The undersigned hereby revokes any and all proxies with respect to such stock heretofore given by the undersigned. The undersigned acknowledges receipt of the Proxy Statement dated April 21, 2003.

(CONTINUED AND TO BE SIGNED AND DATED ON REVERSE SIDE.)

SEE REVERSE SIDE

ANNUAL MEETING OF STOCKHOLDERS OF

THE MALAYSIA FUND, INC.

June 5, 2003

PROXY VOTING INSTRUCTIONS

MAIL – Date, sign and mail your Proxy Card in the envelope provided as soon as possible. – OR –

TELEPHONE – Call toll-free 1-800-PROXIES from any touch-tone telephone and follow the instructions. Have your control number and Proxy Card available when you call.

Company Number

Account Number

Control Number

Please detach and mail in the envelope provided IF you are not voting via telephone.

1.	Election of the following nominees as Directors effective July 31, 2003:

NOMINEES
☐	FOR ALL NOMINEES	☐	Phillip J. Purcell	Class I
		☐	Charles A. Fiumefreddo	Class II
☐	WITHHOLD AUTHORITY	☐	Michael Bozic	Class II
	FOR ALL NOMINEES	☐	Edwin J. Garn	Class II
		☐	Wayne E. Hedien	Class III
☐	FOR ALL EXCEPT	☐	Dr. Manuel H. Johnson	Class III
	(See instructions below)	☐	James F. Higgins	Class III

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ☒

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.  ☐

2.	Approval of a recommendation that the Board of Directors act to liquidate the Fund as set forth in Proposal No. 2.

FOR AGAINST ABSTAIN

☐ ☐ ☐

This Proxy Card when properly executed will be voted in the manner directed herein by the undersigned stockholder, and, in the discretion of such proxies, upon any and all other business as may properly come before the Meeting or any adjournment thereof. If no direction is made, this Proxy Card will be voted for the election of the nominees as Directors for the Fund and will be voted against Proposal No. 2 as set forth above.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Signature of Stockholder Date: Signature of Stockholder: Date:

Note:	PLEASE SIGN EXACTLY AS YOUR NAME APPEARS. WHEN SHARES ARE HELD BY JOINT TENANTS, EACH JOINT TENANT MUST SIGN. When signing as attorney, executor, administrator, trustee, guardian or custodian, please sign full title as such. If a corporation, please sign full corporate name by authorized officer and indicate the signer’s office. If a partnership, please sign in partnership name.